BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES (DOING BUSINESS AS BHG FINANCIAL) CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022 and 2021 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES Davie, Florida CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022 and 2021 CONTENTS REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ........................................ 1 CONSOLIDATED FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS .............................................................................................. 4 CONSOLIDATED STATEMENTS OF INCOME ................................................................................ 6 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME ................................................ 7 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY .......................... 8 CONSOLIDATED STATEMENTS OF CASH FLOWS ....................................................................... 9 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .............................................................. 11 Crowe LLP Independent Member Crowe Global (Continued) 1. REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Stockholders and the Board of Directors of Bankers Healthcare Group, LLC and Subsidiaries Davie, Florida Opinion on the Financial Statements We have audited the accompanying consolidated balance sheets of Bankers Healthcare Group, LLC and Subsidiaries (the "Company") as of September 30, 2022 and 2021, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the two years in the period ended September 30, 2022, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America. Basis for Opinion These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audits. We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. (Continued) 2. Critical Audit Matters The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. Transfers of Loan Receivables The Company enters into arrangements to transfer loan receivables. In accordance with Accounting Standards Codification (“ASC”) Transfers and Servicing (Topic 860), as described in Note 1 to the consolidated financial statements, transfers of loan receivables meeting the criteria for a sale are derecognized from the balance sheet and a net gain or loss on the sale is recognized in Loan Sales Revenue. We have identified the determination of whether the transfer should be accounted for as a sale as a critical audit matter as it involves a high degree of subjectivity. This subjectivity stems from management’s assessment of whether the transferred assets have been isolated from the transferor and the effective control over the transferred assets has been relinquished. The primary procedures performed to address this critical audit matter included: • Evaluating the Company’s written accounting analysis assessing the criteria for a sale in accordance with ASC 860. • Evaluating a true sale legal opinion from the Company’s outside legal counsel. • For a selection of loan receivable transfers, substantively testing the Company’s determination of sales treatment by evaluating the executed master reserve agreement and individual purchase agreement. Qualitative Factors – Estimated Loan Substitutions and Prepayments and Allowance for Loan Loss The estimated loan substitution and prepayments and the allowance for loan loss are significant estimates with a subjective determination of probable and incurred expenses in relation to the loan portfolio previously sold to third-party investors and loans maintained on the balance sheet as held for investment. Refer to Note 1, Note 2, and Note 6 for the Company’s accounting policy and disclosures related to the estimated loan substitution and prepayments and the allowance for loan loss. The Company’s estimated loan substitution and prepayments represents the probable and incurred expenses from the Company’s optional purchase of defaulted loans, coverage of prepayment shortfall, and expenses incurred from investors claiming restricted assets. The calculation of historical expense experience is based on actual historical expenses incurred by the Company and the calculated historical expense experience is augmented by a qualitative factor to arrive at the balance reflected in the consolidated financial statements. The Company’s allowance for loan losses is a valuation allowance for probable incurred credit losses. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations, economic conditions, and other factors. The qualitative factors include considerations of the following: levels of and trends in delinquencies and impaired loans (including TDRs); levels of and trends in charge-offs and recoveries; and national and local economic trends and conditions.

3. We have identified the determination of the qualitative factor as a critical audit matter. The determination of the qualitative factor involves significant professional judgment and the use of subjective measurements by management, including internal credit quality data and external economic data. Auditing management’s judgments in their determination of this qualitative factor requires a high degree of auditor effort and judgment. The primary procedures performed to address this critical audit matter included: • Evaluating the significant judgments and assumptions used by management in the determination of the estimated loan substitution and prepayments and the allowance for loan loss qualitative factor. • Analytically evaluating the qualitative factor year-over-year for reasonableness. • Evaluating the relevance and reliability of the internal and external data used to develop the qualitative factor. • Evaluating the overall reasonableness of the estimated loan substitution and prepayments and the allowance for loan loss. Crowe LLP We have served as the Company's auditor since 2013. Livingston, New Jersey December 13, 2022 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS September 30, 2022 and 2021 (dollars in thousands) (1) Includes amounts in consolidated variable interest entities (VIEs) presented separately in the table on next page. See accompanying notes to consolidated financial statements. 4 2022 2021 ASSETS Cash and cash equivalents, including restricted cash of $247,344 and $168,322 at September 30, 2022 and 2021 (1) $ 591,803 $ 466,619 Loans, net of allowance for loan losses of $41,341 and $20,489 at September 30, 2022 and 2021 (1) 1,045,853 800,011 Loans pledged, net of allowance for loan losses of $59,985 and $21,371 at September 30, 2022 and 2021 (1) 1,716,947 810,678 Loans held for sale, at lower of cost or fair value 437,602 164,719 Paycheck Protection Program loans 7,150 51,682 Accrued interest receivable (1) 24,701 18,397 Premises and equipment, net 91,739 73,050 Accounts receivable 36,646 2,515 Prepaid expenses 15,729 11,136 Equity investments 28,443 23,394 Intangible assets 24,125 2,250 Other assets (1) 24,648 15,295 Total assets $ 4,045,386 $ 2,439,746 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Estimated loan substitutions and prepayments $ 270,313 $ 231,435 Borrower reimbursable fee 134,046 96,071 Secured borrowings, net of unamortized debt issuance costs (1) 2,387,997 1,458,192 Notes payable, net of unamortized debt issuance costs 656,700 275,476 Accrued compensation and other benefits 20,507 12,249 Accounts payable (1) 15,513 10,375 Lease liabilities 8,919 5,408 Accrued expenses and other liabilities (1) 22,650 18,001 Total liabilities 3,516,645 2,107,207 Stockholders’ equity Common stock – $0.0005 par value, 1,000,000 shares authorized and issued, 750,000 shares outstanding 1 1 Retained earnings 522,755 332,824 Treasury stock – 250,000, at cost, shares at $0.68 (170) (170) Accumulated other comprehensive income (loss) 6,155 (116) Total stockholders’ equity 528,741 332,539 Total liabilities and stockholders’ equity $ 4,045,386 $ 2,439,746 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS September 30, 2022 and 2021 (dollars in thousands) See accompanying notes to consolidated financial statements. 5 The following table presents the assets and liabilities of consolidated VIEs, which are included in the consolidated balance sheets above. The assets and liabilities in the table below exclude intercompany balances that eliminate in consolidation. 2022 2021 Assets of consolidated VIEs, included in total assets above Cash and cash equivalents $ 68,542 $ 32,020 Loans, net of allowance for loan losses 19,295 29,280 Loans pledged, net of allowance for loan losses 1,716,947 810,678 Accrued interest receivable 12,370 5,748 Other assets 527 331 Total assets of consolidated variable interest entities $ 1,817,681 $ 878,057 Liabilities of consolidated VIEs, included in total liabilities above Secured borrowings, net of unamortized debt issuance costs $ 1,657,680 $ 821,764 Accounts payable - 4 Accrued expenses and other liabilities 1,087 392 Total liabilities of consolidated variable interest entities $ 1,658,767 $ 822,160 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME Years ended September 30, 2022 and 2021 (dollars in thousands) See accompanying notes to consolidated financial statements. 6 2022 2021 Interest income $ 370,176 $ 164,330 Interest expense: Secured borrowings 59,912 31,909 Notes payable and other 15,731 2,504 Total interest expense 75,643 34,413 Net interest income 294,533 129,917 Provision for loan losses 125,181 39,196 Net interest income after provision for loan losses 169,352 90,721 Non-interest income: Gain on loan sales, net 516,734 393,857 Loan origination fees 118,414 89,197 Reimbursable servicing fee income 4,614 3,058 Other income 26,787 17,009 Total non-interest income 666,549 503,121 Total income net of interest expense and provision for loan losses 835,901 593,842 Non-interest expense: Salaries and employee benefits 235,548 169,786 Advertising expense 166,339 108,424 Amortization expense 4,810 1,491 Portfolio expense 23,447 15,213 Occupancy expense 4,644 4,245 Depreciation expense 11,368 3,992 Professional services 27,197 30,159 Equipment and technology expense 21,273 15,042 Other expense 27,298 10,935 Total non-interest expense 521,924 359,287 Net income $ 313,977 $ 234,555

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME Years ended September 30, 2022 and 2021 (dollars in thousands) See accompanying notes to consolidated financial statements. 7 2022 2021 Net income $ 313,977 $ 234,555 Other comprehensive income Unrealized gains on cash flow hedge: Unrealized holding gain arising during the period 6,272 1,333 Unrealized gains (losses) on interest-only strips: Unrealized holding gain (loss) arising during the period (1) 13 Total other comprehensive income 6,271 1,346 Comprehensive income $ 320,248 $ 235,901 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY Years ended September 30, 2022 and 2021 (dollars in thousands) See accompanying notes to consolidated financial statements. 8 Accumulated Other Common Retained Comprehensive Treasury Stock Earnings Income (Loss) Stock Total Balance at October 1, 2020 $ 1 $ 244,700 $ (1,462) $ (170) $ 243,069 Net income - 234,555 - - 234,555 Stockholder distributions - (146,431) - - (146,431) Other comprehensive income - - 1,346 - 1,346 Balance at September 30, 2021 1 332,824 (116) (170) 332,539 Net income - 313,977 - - 313,977 Stockholder distributions - (124,046) - - (124,046) Other comprehensive income - - 6,271 - 6,271 Balance at September 30, 2022 $ 1 $ 522,755 $ 6,155 $ (170) $ 528,741 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended September 30, 2022 and 2021 (dollars in thousands) See accompanying notes to consolidated financial statements. 9 2022 2021 Cash flows from operating activities Net income $ 313,977 $ 234,555 Adjustments to reconcile net income to net cash used for operating activities Depreciation expense 11,368 3,992 Amortization expense 4,810 1,491 Provision for loan losses 125,181 39,196 Origination of loans held for sale (2,544,421) (1,982,900) Purchase of loans held for sale (1,265,177) (716,067) Payments and proceeds from sale of loans held for sale 2,417,134 1,858,933 Gain on loan sales (516,734) (393,857) Gain on equity investments (485) (2,216) (Gain) loss on disposal of premises and equipment 3,769 (13) Change in lower of cost or fair value adjustment for loans held for sale 646 (153) Payments of operating lease liabilities (912) (868) Change in debt issuance costs (12,140) (9,816) Changes in assets and liabilities Accrued interest receivable (6,304) (11,539) Accounts receivable (34,131) (1,208) Prepaid expenses (4,593) (4,543) Other assets 2,928 (1,932) Estimated loan substitutions and prepayments (192,101) (173,235) Accrued compensation and other benefits 8,258 2,839 Accounts payable 5,138 4,583 Accrued expenses and other liabilities 4,718 3,369 Net cash used for operating activities (1,679,071) (1,149,389) Cash flows from investing activities Additions to premises and equipment (34,231) (36,792) Net change in loans 620,540 405,174 Proceeds from sale of premises and equipment 405 13 Proceeds from sale of loans held for sale previously classified as loans held for investment 13,348 7,065 Purchase of intangible asset (25,000) - Purchase of equity investments (4,564) (18,642) Net cash provided by investing activities 570,498 356,818 Cash flows from financing activities Proceeds from notes payable 630,000 350,390 Payments on notes payable (248,820) (96,251) Proceeds from secured borrowings 2,149,682 1,536,663 Payments on secured borrowings (1,210,580) (693,122) Payments on finance lease liabilities (454) (417) Increase in borrower reimbursable fee 37,975 28,565 Stockholders’ distributions (124,046) (146,200) Net cash provided by financing activities 1,233,757 979,628 Net increase in cash and cash equivalents 125,184 187,057 Cash and cash equivalents, beginning 466,619 279,562 Cash and cash equivalents, ending $ 591,803 $ 466,619 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended September 30, 2022 and 2021 (dollars in thousands) See accompanying notes to consolidated financial statements. 10 2022 2021 Supplemental cash flow disclosures Cash paid during the year Interest $ 37,236 $ 10,388 Additions to purchased credit-impaired loans 2,591 17,858 Non-cash transactions Transfer from loans held for investment to loans held for sale 13,348 7,695 Transfer from loans held for sale to loans held for investment 1,866,648 1,429,778 Lease liabilities arising from obtaining right-of-use asset 5,964 242 Remeasurement of lease obligations 1,087 -

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 11 NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Nature of Operations and Principles of Consolidation: Bankers Healthcare Group, LLC, doing business as BHG Financial, (“the Company”) is engaged in the origination of commercial and consumer loans to healthcare providers and other professionals throughout the United States. The loans originated by the Company are either unencumbered, financed by secured borrowings, or sold with limited or non-recourse to independent financial institutions and investors. The Company also has a lead generation division which partners with banks to originate and fund loans. Effective January 2015, 100% of the issued and outstanding shares of capital stock of Bankers Healthcare Group, Inc. were transferred to BHG Founders, Inc. (“BHG Founders’), a Florida corporation, in exchange for 100% of the issued and outstanding shares of capital stock of BHG Founders. Subsequently, also effective January 2015, the Company was converted from a Florida corporation to Bankers Healthcare Group, LLC. As of October 1, 2020, the Company was owned 51% by BHG Founders, 8.55% by Pinnacle Financial Partners, Inc., and 40.45% by Pinnacle National Bank, a wholly-owned subsidiary of Pinnacle Financial Partners, Inc. Effective September 30, 2022, Pinnacle Financial Partners, Inc. transferred its ownership units to Pinnacle National Bank. The Company is owned by two stockholders as of September 30, 2022. The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Principles of consolidation: The Company consolidates entities in which it has a controlling financial interest based on either the variable interest entity (“VIE”) or voting interest model. The Company is required to first apply the VIE model to determine whether it holds a variable interest in an entity, and if so, whether the entity is a VIE and, whether the Company is the primary beneficiary of the entity and therefore has a controlling financial interest. An entity is considered to be a VIE if any of the following conditions exist: (a) the total equity investment at risk is not sufficient to finance the entity’s activities without additional subordinated financial support, (b) the holders of the equity investment at risk lack the ability to make decisions that have a significant effect on the success of the entity or the obligation and rights to absorb the entity’s expected losses or residual returns, or (c) substantially all of the entity’s activities are on behalf of an investor with disproportionately few voting rights as compared to their obligation to absorb losses or right to receive returns from the entity. If the Company determines that the entity is not a VIE, it then applies the voting interest model. Under the voting interest model, the Company has a controlling financial interest when it holds a majority voting interest in an entity (see Note 9). Subsidiaries: Fund-Ex, LLC (“Fund-Ex”), a wholly owned subsidiary of the Company, originated commercial loans to healthcare providers and other professionals throughout the United States. The loans originated by Fund-Ex are financed by secured borrowings to independent financial institutions and investors. BHG Patient Lending, LLC (“Patient Lending”), a wholly owned subsidiary of the Company, facilitates relationships between lenders and healthcare providers. The intent of these relationships is to provide financing to patients for procedures. Patient Lending also acts as the servicer of the financing between independent financial institutions and the patient. Fund-Ex Solutions Group, LLC (“FSG”), a wholly owned subsidiary of the Company, operates as an approved Small Business Lending Company (SBLC) and is engaged in the origination and sale of 7(a) commercial loans partially guaranteed by the U.S. Small Business Administration (“SBA”). BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 12 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Subsidiaries (Continued): 300 Spencer Street, LLC (“300 Spencer”), a wholly owned subsidiary of the Company, is a real estate entity that owns a parcel of land in Syracuse, New York. BHG Funding 01, LLC (“BHG Funding”), a wholly owned subsidiary of the Company, engages in the financing of certain receivables. The Company uses BHG Funding for its financing activities, in which the Company transferred certain loans into BHG Funding such that the transferred assets can only be used to settle the obligations of BHG Funding. The Company also serves as the servicer of BHG Funding. BHG CB RC1, LLC (“RC1”), BHG CB TL1, LLC (“TL1”) and BHG CB RC2 (“RC2”), wholly owned subsidiaries of the Company, finance certain receivables. The Company also serves as the servicer of these entities. 3700 Lakeside Drive, LLC (“3700 Lakeside”), a wholly owned subsidiary of the Company, is a real estate entity that owns a commercial building in which the Company operates. The following wholly owned subsidiaries, as shown in the table below, were created for the purpose of facilitating financing activities related to multiple asset backed securitization (“ABS”) transactions. Collectively these entities are referred to as the “ABS Entities.” In these transactions the Company transferred certain loans into BHG Securitization Funding, which then transferred the loans to the securitization trusts in exchange for notes indirectly backed by the respective notes by way of an equity interest in the grantor trusts. The loans were then transferred to and held by the grantor trusts. Funds from BHG Securitization Funding’s sale of the asset backed notes sold, were used to settle the obligations of BHG Funding, a separate wholly owned subsidiary of the Company that the Company previously created. Additionally, the Company serves as the servicer of the transferred loans for the grantor trusts. Entity Name Formation Date BHG Securitization Funding, LLC July 2020 Bankers Healthcare Group Securitization Trust 2020-A July 2020 Bankers Healthcare Group Grantor Trust 2020-A July 2020 BHG Securitization Trust 2021-A May 2021 BHG Grantor Trust 2021-A May 2021 BHG Securitization Trust 2021-B September 2021 BHG Grantor Trust 2021-B September 2021 BHG Securitization Trust 2022-A February 2022 BHG Grantor Trust 2022-A February 2022 BHG Securitization Trust 2022-B June 2022 BHG Grantor Trust 2022-B June 2022 BHG Securitization Trust 2022-C September 2022 BHG Grantor Trust 2022-C September 2022 Effective November 2020, the wholly owned subsidiary Risk Management Solutions Group, LLC (“RMSG”) was created. RMSG is a consulting company that provides regulatory and financial risk management services to financial institutions. Effective March 2021, the wholly owned subsidiary Stratosphere Holdings, LLC (“Stratosphere Holdings”) was created. Stratosphere Holdings purchased an aircraft and holds the note payable related to the purchase. Effective June 2021, the wholly owned subsidiary BHG MCB Financing, LLC was created for the purpose of financing certain receivables. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 13 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Subsequent Events: The Company has evaluated subsequent events for recognition and disclosure through December 13, 2022, which is the date the consolidated financial statements were available to be issued. Use of Estimates: To prepare financial statements in conformity with U.S. generally accepted accounting principles management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and actual results could differ. Cash and Cash Equivalents: Cash and cash equivalents include unrestricted deposits with financial institutions in checking and money market accounts. The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents. Restricted Cash: The Company has established mandatory reserve accounts with certain of its investors in in compliance with contractual requirements in the loan sale agreements, securitizations and financing transactions. Restricted cash in these accounts was $247.3 million and $168.3 million, as of September 30, 2022 and 2021, respectively. Restricted cash reserve accounts range from 2.0% to 3.0% of the present value of the contracts for loan sale transactions. Concentration of Credit Risk: The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. The majority of the Company’s loans are with businesses and medical professionals in the healthcare industry. Significant changes in healthcare laws, or other general changes in the industry could impact the collectability of these loans. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 14 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. The Company’s loan transfers to investors meet the criteria for sale accounting treatment. The Company does not service the loans, however some of the transfer agreements do specify the Company’s involvement in the collection efforts on delinquent loans. Pursuant to the transfer agreement, the Company places approximately 3.0% of the total purchase price into a restricted cash account. The agreement acknowledges that these restricted balances are the property of, and belong exclusively to, the Company. The agreements authorize the investor to use the funds held within the accounts in certain circumstances upon a borrower's default. As a result, upon a transfer meeting the criteria for sale treatment, the Company will recognize a gain or loss at the time the loan is transferred and recognize an estimated liability for estimated loan substitutions and prepayments, which is initially recognized at fair value. Loan sales revenue includes the gain on sales of loans and the net adjustments to the estimated loan substitutions and prepayments. Certain other agreements in which investors fund the principal value of originated loans in return for interest sharing provisions and loss sharing provisions between the Company and investors. As a result of these additional clauses, sale criteria have not been determined to be met. Accordingly, these loans are carried at principal value net of allowance for loans losses and net of deferred loan fees on the balance sheet with an offsetting liability classified as a secured borrowing. Loans: The Company originates commercial and consumer loans to healthcare professionals and other professionals nationwide. Commercial loans are typically secured by liens and security interests on and in the borrower’s business assets. In granting this type of loan, the Company primarily looks to the borrower’s cash flow as the source of repayment with collateral. Payments on commercial loans are often dependent upon the successful operation of the underlying business involved. Repayment of such loans may therefore be negatively impacted by adverse changes in economic conditions, borrower’s inability to effectively manage the business, claims of others against the borrower’s assets which may take priority over the Company’s claims against assets, death or disability of the borrower or loss of market for the borrower’s products or services. Consumer loans are unsecured. The Company partners with certain lenders, including a related party lender (refer to Note 10), to facilitate both commercial and consumer loan originations in certain geographic locations. The Company acts as the marketing firm and refers the loan to a partner bank for funding. Once the loan is funded, the Company has the option to purchase the loan. The purchase price is the cost basis of the loan, equal to the principal net of any financed fees, plus a fee to the partner bank. Loans are offered by the partner banks to the Company on a weekly basis. The Company has the option, but not the obligation, to purchase these loans from the third party. If the Company does not elect to purchase, it is entitled to the origination fees on the loan.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 15 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Loans (Continued): Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. In accordance with the level yield method, loan origination fees, net of certain direct origination costs, are deferred and recognized in loan origination fees. The Company considers loans to be nonperforming at the time the loan is 30 days delinquent. Recognition of interest income on loans is discontinued at the time the loan is 30 days delinquent unless the loan is well-secured and in process of collection. All loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. In March 2020, the Coronavirus Aid, Relief, and Economic Security ("CARES") Act was signed into law. The CARES Act includes the Paycheck Protection Program ("PPP"), a program designed to aid small and medium-sized businesses, sole proprietors and other self-employed persons through federally guaranteed loans distributed through banks and other Small Business Administration (SBA) approved lenders. As of September 30, 2022, FSG, who originates all SBA loans, had funded approximately $220 million of PPP loans. These loans are fully guaranteed by the SBA, carry a term of two or five years, dependent on the date originated, earn interest at a 1.0% annualized interest rate, are fully guaranteed by the SBA, and are partially or totally forgivable if administered by the borrower according to guidance provided by the SBA. The Company believes these loans have the potential to be forgiven by the SBA if administered in accordance with the terms of the program. PPP loans are classified as loans held for investment as the Company has the intent and ability to hold these loans for a foreseeable future or to maturity or payoff. The Paycheck Protection Program ended in May 2021, as such, no additional PPP loans will be funded by FSG. No allowances are recorded for the loans originated under the PPP as the loans are fully guaranteed by the SBA. These loans resulted in net fee income of $9.7 million to be recognized over the life of the loans, which is between two and five years. Forgiveness of these loans by the SBA began late in the Company’s fiscal fourth quarter of 2020. During the years ended September 30, 2022 and 2021, the Company recognized $1.5 million and $5.6 million of net deferred SBA PPP fees, included in loan origination fees on the consolidated statements of income. Purchased Credit Impaired Loans: As part of the substitution clauses within its loan sale agreements, the Company may repurchase individual loans and groups of loans, substantially all of which have shown evidence of credit deterioration since origination. Loans where some payments are reasonably expected to be collected are treated as purchased credit impaired loans. These purchased credit impaired loans are recorded at the present value of expected future cash flows, such that there is no carryover of the seller’s allowance for loan losses. After acquisition, credit losses are recognized by an increase in the allowance for loan losses. Such purchased credit impaired loans are accounted for individually. The excess of the loan’s contractual principal and interest over expected cash flows is not recorded (nonaccretable difference). Over the life of the loan, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the carrying amount, a loss is recorded. If the present value of expected cash flows is greater than the carrying amount, the excess is recognized as part of future interest income. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 16 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. Repayment of these loans is often dependent on the borrower’s continuing financial stability. Factors considered by management in determining impairment include payment status and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Troubled debt restructurings (“TDRs”) are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with its accounting policy for the allowance for loan losses. The general component covers non-impaired loans and is based on historical loss experience, net of recoveries, adjusted for a qualitative factor. The historical loss experience is based on the actual loss history experienced by the Company over the most recent three years. This actual loss experience is supplemented with qualitative factors based on the risks present. The qualitative factors include considerations of the following: levels of and trends in delinquencies and impaired loans (including TDRs); levels of and trends in charge-offs and recoveries; and national and local economic trends and conditions. Loans Held for Sale: At origination or purchase, all loans are intended for sale in the secondary market and are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to the consolidated statements of income. Loans held for sale are sold with servicing rights released. On a monthly basis, management evaluates its intent and reclassifies to held for sale, if its intent has changed. Loans transferred from held for sale to held for investment are transferred at their carrying amount. During the years ended September 30, 2022 and 2021, loans held for sale of $1.9 billion and $1.4 billion, respectively, were transferred to loans held for investment. Loans transferred back from held for investment to held for sale are transferred at amortized cost of the loan, if amortized cost of the loan is lower than fair value, the difference is recorded in a valuation allowance. During the years ended September 30, 2022 and 2021, loans held for investment of $13.3 million and $7.7 million, respectively, were transferred to held for sale. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 17 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Lending Risk The principal business of the Company is lending in commercial and consumer loans around the country. A substantial portion of the Company’s loans are unsecured. Accordingly, the ultimate collectability of the loan portfolio is susceptible to changes in market and economic conditions. Commercial Loans Generally, these loans are secured by liens and security interests on and in the borrower’s business assets. A weakened economy, and resultant decreased consumer and/or business spending, could have an effect on the credit quality in this loan class. Consumer Loans Loans in this classification are mostly unsecured. Repayment is dependent on the credit quality of the individual borrower. Therefore, the overall health of the economy, including unemployment rates, the borrower’s disposable income and housing prices, could have an effect on the credit quality in this loan class. Accrued Interest Receivable: Accrued interest receivable includes interest due to the Company from the loans held on the consolidated balance sheets. Management believes there are no material uncollectible accrued interest receivable as of September 30, 2022 and 2021. Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Expenditures for additions and improvements are capitalized. Repairs and maintenance charges, which are not considered to extend the useful lives of the assets, are expensed as incurred. Depreciation is computed on a straight-line basis over the useful life of the asset ranging from three to thirty years. The Company records its finance lease as an asset and an obligation at an amount equal to the present value at the beginning of the lease term of minimum lease payments during the lease term. The Company capitalizes development costs for internal use software beginning at the start of application development. Depreciation begins on the date the software is placed in service and the depreciation period is based on estimated useful life. Accounts Receivable: Accounts receivable mainly include receivables from investors as a result of loan sales, interest rate swap receivables, referral commission income earned but not yet received, and miscellaneous trade receivables. Management believes there are no material uncollectible accounts receivable as of September 30, 2022 and 2021. Equity Investments: Equity investments include investments without a readily determinable fair value. These investments are measured at cost minus impairment, if any, plus or minus changes in value resulting from observable price changes arising from orderly transactions. The Company considers a range of factors when adjusting the fair value of these investments, including, but not limited to, the term and nature of the investment, market conditions, values for comparable securities, current and projected operating performance, and financing transactions subsequent to the acquisition of the investment. Fair value adjustments from observable price changes arising from orderly transactions of $485,000 and $2.2 million for the years ended September 30, 2022 and 2021, respectively, have been included in other income. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 18 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Intangible Assets: Intangible assets are accounted for in accordance with ASC 350, Intangibles – Goodwill and Other. Under ASC 350, intangible assets with finite useful lives are amortized over their estimated useful lives. Goodwill and intangible assets deemed to have an indefinite life are not amortized and are subject to impairment tests, at least annually. The Company has selected September 30 as the date to perform the analysis in which carrying value is compared to fair value. Refer to Note 4 for further discussion on the Company’s accounting policies for intangible assets. Servicing Assets and Liabilities: Upon sale of the loans to third parties, any servicing right asset or liability is recognized at fair value with the income statement effect recorded in gain on sales of loans. Servicing assets and liabilities are subsequently measured under ASC 860, Transfers and Servicing, using the amortization method. The Company is using the amortization method, which amortizes the asset in proportion to, and over the period of, the estimated future net servicing income on the underlying sold portions of the loans (guaranteed) and assesses the servicing assets for impairment based on fair value at each reporting date. Servicing assets of $3.8 million and $2.9 million are included in other assets on the consolidated balance sheets as of September 30, 2022 and 2021, respectively. Servicing liabilities of $493,000 and $824,000 are included in accrued expenses and other liabilities on the consolidated balance sheets as of September 30, 2022 and 2021, respectively. Amortization expense relating to servicing assets amounted to $933,000 and $349,000 for the years ended September 30, 2022 and 2021, and has been included in amortization expense. In evaluating and measuring impairment of servicing assets, the fair value of servicing assets is determined by calculating the present value of estimated future net servicing cash flows, using assumptions of prepayments, defaults, servicing costs and discount rates that the Company believes market participants would use for similar assets. If the Company determines that the impairment is temporary, a valuation allowance is recognized through a charge to current earnings for any excess of amortized cost over the current fair value. If the fair value were to later increase, the valuation allowance may be reduced as a recovery. However, if the Company determines that impairment is other than temporary, the value of the servicing asset and any related valuation allowance is written down. No valuation allowance was recorded as of September 30, 2022 and 2021, respectively. Rights to receive: The Company purchases the right to receive future cash flows (collectively, “RTR”) that are generally remitted to the Company on a daily or weekly basis over a short-term period, generally ranging from four to twelve months from funding. RTR are carried at amortized cost, reduced by an allowance for losses estimated as of the balance sheet dates. RTR, net of allowance, of $910,000 and $1.4 million are included in other assets on the consolidated balance sheets as of September 30, 2022 and 2021, respectively. Company-Owned Life Insurance: The Company has purchased life insurance policies on certain key executives. Company-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Cash surrender value of company-owned life insurance of $1.9 million and $2.0 million is included in other assets on the consolidated balance sheets as of September 30, 2022 and 2021, respectively.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 19 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Interest-Only Strip: The Company records an interest-only strip when it has a right to excess interest payment streams related to loans transferred to third parties that meet the criteria for sales treatment. These interest-only strips are accounted for similar to securities available for sale and are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. All interest received is applied first to expected monthly cash flows, and then to accretable yield. Expected cash flows are reviewed on a monthly basis to determine if adjustment to carrying amount is necessary. Interest only strip of $616,000 and $1.1 million is included in other assets on the consolidated balance sheets as of September 30, 2022 and 2021, respectively. No new interest-only strips were originated during the year ended September 30, 2022. There were $886,000 new interest-only strips originated under agreements with investors during the year ended September 30, 2021. Debt Issuance Costs: Debt issuance costs are amortized on a straight-line basis, which approximates the effective interest method, during the revolving period of the line of credit or during the total term of the term debt agreement, respectively. The unamortized debt issuance costs relating to the lines of credit are included in other assets and the unamortized costs relating to term debt are recorded as either a reduction of the corresponding note payable or secured borrowing. Amortization of debt issuance costs is recorded in the consolidated statements of income within notes payable interest expense or secured borrowings interest expense, dependent on the classification of the debt it relates to. Estimated loan substitutions and prepayments: The estimate for loan substitutions and prepayments represent the Company's estimate of expenses from the Company’s discretionary repurchase or substitution of defaulted loans, coverage of prepayment shortfall, and expenses incurred from investors claiming restricted assets. In accordance with ASC 860, Transfers and Servicing, the estimate for loan substitutions and prepayments is initially recognized at fair value and then subsequently recorded considering the probability of a discretionary substitution or prepayment event. The expense is estimated based on thirty-six month trailing historical expense rate and is adjusted for qualitative factors. The qualitative factor includes considerations of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; and national economic trends and conditions. Borrower Reimbursable Fee: Most commercial loans originated by the Company include a fee that is collected at the time of funding that is due to be repaid to the borrower at the time the note is paid in full, less any accumulated fees, etc. The outstanding payable for these reimbursable fees, net of any accumulated fees, or forfeiture, was $134.0 million and $96.1 million, as of September 30, 2022 and 2021, respectively. Self-Insurance: The Company is self-insured for certain losses relating to medical claims. Self-insurance claims filed and claims incurred but not reported are accrued based upon management’s estimates of the discounted ultimate cost for self-insured claims incurred using actuarial assumptions followed in the insurance industry and historical experience. Although management believes it has the ability to reasonably estimate losses related to claims, it is possible that actual results could differ from recorded self-insurance liabilities. Total self-insurance liabilities of $862,000 and $824,000 are included in accrued compensation and other benefits on the consolidated balance sheets as of September 30, 2022 and 2021, respectively. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 20 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there are such matters that will have a material effect on the consolidated financial statements. During 2022, SBA staff performed an initial review on one of FSG’s defaulted 7(a) loans and recommended the agency decline to honor its guaranty due to an alleged failure by FSG to comply with the agency's loan Standard Operating Procedure (SOP) requirements. FSG has responded to the staff's recommendation outlining why it believes the procedures followed in making the loan are consistent with the requirements of the SOP. FSG has assessed the potential risk for loss from a guaranty denial by the SBA and determined the probability to be remote. Accordingly, FSG has not accrued any loss contingency in the financial statements. If the SBA were to deny the loan guarantee, FSG’s loss would be $3.3 million. Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values: Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. Income Taxes: The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The periods subject to examination for the Company's federal return are the 2019 through 2021 tax years. The Company believes that its income tax filing positions and deductions would be sustained on audit, therefore no reserves for uncertain income tax positions have been recorded. The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income before taxes. There were no such items during the periods covered in this report. The Company has elected to be treated as a Partnership under the Internal Revenue Code and the Florida and New York State Tax Laws. Under these elections, the income, generally, is taxed directly to its stockholders. Accordingly, an accrual for the estimated amount of tax due to the stockholders has been recorded as a distribution at year-end. No provision or liability for federal income taxes has been recorded in these consolidated financial statements. In addition, several states and jurisdictions have enacted tax on income when income exceeds certain levels, which resulted in a corporate level tax of $10.7 million and $3.0 million for the years ended September 30, 2022 and 2021, respectively, that has been included in other expense. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 21 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains (losses) on the interest-only strips as well as unrealized gains on the cash flow hedges, which are also recognized as separate components of stockholders’ equity. Commission Income on Referrals: For borrowers that do not meet the Company’s loan underwriting standards, the Company refers the borrowers to other financing companies and earns a fee if the other finance company extends credit to the borrower. The Company records revenue when the partnered financing companies fund the loan, as well as when contractual payments are made by the borrowers. Commission income on referrals of $2.3 million and $1.8 million, for the years ended September 30, 2022 and 2021, respectively, has been included in other income. Commission income on referrals is the Company’s only in- scope revenue stream that is subject to ASC 606, Revenue from Contracts with Customers. Advertising Expense: Advertising costs are expensed in the year they are incurred. Advertising expense amounted to $166.3 million and $108.4 million for the years ended September 30, 2022 and 2021, respectively. Portfolio Expense: Portfolio expenses are related to miscellaneous loan administration and collection costs. These costs are expensed in the year they are incurred. Portfolio expense amounted to $23.4 million and $15.2 million for the years ended September 30, 2022 and 2021, respectively. Derivatives: The Company has entered into cash flow hedge agreements. A cash flow hedge is a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. Net cash settlements on derivatives that qualify for hedge accounting are recorded in interest expense, based on the item being hedged. Cash flows on hedges are classified in the consolidated statements of cash flows the same as the cash flows of the items being hedged. The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, a hedged firm commitment is no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 22 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Derivatives (Continued): When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as other income. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transaction will affect earnings. The Company is exposed to losses if a counterparty fails to make its payments under a contract in which the Company is in the net receiving position. The Company anticipates that the counterparties will be able to fully satisfy their obligations under the agreements. The contract to which the Company is a party settles monthly. Retirement Plan: The Company sponsors a qualified 401(k) retirement plan covering all eligible employees. The Company’s 401(k) plan expense is the amount of contributions, which is equal to 100% of the employee contribution up to 6% of their eligible compensation. Reclassifications: Some items in the prior year financial statements may have been reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or stockholders’ equity. Recent Accounting Pronouncements: The Financial Accounting Standards Board (the “FASB”) issued new guidance, Topic 326, Financial Instruments – Credit Losses, to replace the incurred loss model for loans and other financial assets with an expected loss model, which is referred to as the current expected credit loss (CECL) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables held for investment. The CECL model requires measurement of expected credit losses based on historical experience and current conditions as well as by including reasonable and supportable forecasts incorporating forward-looking information. The guidance also requires a cumulative-effect adjustment to retained earnings as of the beginning of the reporting period of adoption. The Company anticipates adopting this standard on October 1, 2023 and is currently assessing the impact of the adoption of this standard on the consolidated financial statements. To date, the Company has assessed the key differences between the current allowance methodology and model and those it is considering using upon adoption. While currently unable to reasonably estimate the impact of adopting this standard, we may record material increases to our credit reserves as the new guidance involves earlier recognition of expected losses for the life of the assets. The ultimate impact of adoption will be influenced by the composition, characteristics and quality of the loan portfolios as well as the prevailing economic conditions and forecasts as of the adoption date. In January 2021, the FASB issued Topic 848, Reference Rate Reform, which clarified that all derivative instruments affected by the changes to interest rates used for discounting, margining, or contract price alignment, regardless of whether they reference LIBOR or another rate expected to be discontinued as a result of reference rate reform, and entity may apply certain practical expedients in Topic 848. The amendments in these Updates are elective and can be applied for a limited time between March 12, 2020 and December 31, 2022. The adoption of this standard is not expected to have material effect on the Company’s operating results or financial condition.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 23 NOTE 2 – LOANS Loans held for investment, including loans held for investment, pledged and Paycheck Protection Program loans, at September 30, 2022 and 2021 were as follows (in thousands): 2022 2021 Commercial $ 2,060,936 $ 1,082,216 Consumer 934,728 639,750 PPP 7,486 53,590 Less: Net deferred loan fees and costs (131,874) (71,325) Allowance for loan losses (101,326) (41,860) Loans, net $ 2,769,950 $ 1,662,371 The Company does not have any information that would indicate its PPP loans did not meet the SBA underwriting standards and, as the SBA loans are 100% guaranteed, there is no associated allowance for loan losses at September 30, 2022 and 2021. Deferred fees and costs related to PPP loans totaled $336,000 and $1.9 million at September 30, 2022 and 2021, respectively. The following table presents the activity in the allowance for loan losses by portfolio for the years ended September 30, 2022 and 2021 (in thousands): September 30, 2022 Commercial Consumer Total Allowance for loan losses: Beginning balance $ 25,469 $ 16,391 $ 41,860 Provision for loan losses 67,872 57,309 125,181 Loans charged-off (37,837) (32,776) (70,613) Recoveries 3,542 1,356 4,898 Total ending allowance balance $ 59,046 $ 42,280 $ 101,326 September 30, 2021 Commercial Consumer Total Allowance for loan losses: Beginning balance $ 12,370 $ 7,076 $ 19,446 Provision for loan losses 22,467 16,729 39,196 Loans charged-off (10,813) (7,747) (18,560) Recoveries 1,445 333 1,778 Total ending allowance balance $ 25,469 $ 16,391 $ 41,860 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 24 NOTE 2 – LOANS (Continued) The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio, excluding PPP loans, and based on impairment method as of September 30, 2022 and 2021 (in thousands): September 30, 2022 Commercial Consumer Total Allowance for loan losses: Ending allowance balance attributable to loans: Individually evaluated for impairment $ 19,960 $ 12,671 $ 32,631 Collectively evaluated for impairment 38,669 29,607 68,276 Acquired with deteriorated credit quality 417 2 419 Total ending allowance balance $ 59,046 $ 42,280 $ 101,326 Loans: Loans individually evaluated for impairment $ 45,352 $ 31,084 $ 76,436 Loans collectively evaluated for impairment 2,007,413 903,276 2,910,689 Loans acquired with deteriorated credit quality 8,171 368 8,539 Total ending loans balance $ 2,060,936 $ 934,728 $ 2,995,664 September 30, 2021 Commercial Consumer Total Allowance for loan losses: Ending allowance balance attributable to loans: Individually evaluated for impairment $ 5,296 $ 3,303 $ 8,599 Collectively evaluated for impairment 20,123 13,088 33,211 Acquired with deteriorated credit quality 50 - 50 Total ending allowance balance $ 25,469 $ 16,391 $ 41,860 Loans: Loans individually evaluated for impairment $ 13,283 $ 8,631 $ 21,914 Loans collectively evaluated for impairment 1,057,263 630,706 1,687,969 Loans acquired with deteriorated credit quality 11,670 413 12,083 Total ending loans balance $ 1,082,216 $ 639,750 $ 1,721,966 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 25 NOTE 2 – LOANS (Continued) The following table presents information related to impaired loans as of September 30, 2022 and 2021, and for the years then ended (in thousands): Unpaid Allowance for Average Principal Recorded Loan Losses Recorded Balance Investment Allocated Investment September 30, 2022 With an allowance recorded: Commercial $ 45,352 $ 45,352 $ 19,959 $ 29,318 Consumer $ 31,084 $ 31,084 $ 12,672 $ 19,858 September 30, 2021 With an allowance recorded: Commercial $ 13,283 $ 13,283 $ 5,296 $ 10,273 Consumer $ 8,631 $ 8,631 $ 3,303 $ 6,295 The recorded investment in loans excludes accrued interest receivable and loan origination fees, net, due to immateriality. Impaired loans include loans that are individually evaluated for impairment as well as troubled debt restructurings. Interest income and cash basis interest income recognized on impaired loans is not material. The following table presents the aging of the recorded investment in past due loans as of September 30, 2022 and 2021 (in thousands): 30 - 59 60 - 89 Greater than Days Days 89 Days Total Loans Not Past Due Past Due Past Due Past Due Past Due Total September 30, 2022 Commercial $ 19,317 $ 10,843 $ 15,192 $ 45,352 $ 2,015,584 $ 2,060,936 Consumer $ 15,248 $ 8,246 $ 7,590 $ 31,084 $ 903,644 $ 934,728 September 30, 2021 Commercial $ 3,585 $ 2,050 $ 7,648 $ 13,283 $ 1,068,933 $ 1,082,216 Consumer $ 4,026 $ 2,270 $ 2,335 $ 8,631 $ 631,119 $ 639,750 All loans greater than 30 days past due were not accruing interest as of September 30, 2022 and 2021. Troubled Debt Restructurings As of September 30, 2022 and 2021, the Company has a recorded investment in troubled debt restructurings of $5.0 million and $4.5 million, respectively. The Company has allocated $150,000 and $154,000 of specific reserves for those loans at September 30, 2022 and 2021, respectively, and has committed to lend no additional amounts to these borrowers. As of September 30, 2022 and 2021, one loan amounted to $1.2 million of the recorded investment. During the years ended September 30, 2022 and 2021, the terms of certain commercial and consumer loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 26 NOTE 2 – LOANS (Continued) During the year ended September 30, 2022, a modification of 59 loans were made involving extensions of the maturity dates, reductions in the principal due or reductions in the interest rate. The extensions were for period ranging from three months to twenty-eight months. During the year ended September 30, 2021, a modification of 32 loans were made involving extensions of the maturity dates. The extensions were for period ranging from six months to forty-nine months. The following table presents loans modified as troubled debt restructurings that occurred during the years ended September 30, 2022 and 2021 (dollars in thousands): Pre-Modification Post-Modification Outstanding Outstanding Number of Recorded Recorded Loans Investment Investment September 30, 2022 Troubled debt restructurings: Commercial 35 $ 1,986 $ 1,962 Consumer 24 $ 1,228 $ 1,222 The troubled debt restructurings described above increased the allowance for loan losses by $43,000 for the year ended September 30, 2022. September 30, 2021 Troubled debt restructurings: Commercial 22 $ 1,495 $ 1,497 Consumer 10 $ 437 $ 438 The troubled debt restructurings described above increased the allowance for loan losses by $55,000 for the year ended September 30, 2021. The following table presents the loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the years ended September 30, 2022 and 2021 (dollars in thousands): Number of Recorded Loans Investment September 30, 2022 Troubled debt restructurings: Commercial 19 $ 718 Consumer 12 $ 442 The troubled debt restructurings described above increased the allowance for loan losses by $11,000 and resulted in nine charge offs during the year ended September 30, 2022. Number of Recorded Loans Investment September 30, 2021 Troubled debt restructurings: Commercial 11 $ 579 Consumer 5 $ 199 The troubled debt restructurings described above increased the allowance for loan losses by $17,000 and resulted in two charge offs during the year ended September 30, 2021.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 27 NOTE 2 – LOANS (Continued) A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms. In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy. Credit Quality Indicators The Company considers the performance of the loan portfolio and its impact on the allowance for loan losses. For commercial loans, the Company evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity. The Company considers loans to be nonperforming at the time the loan is 30 days delinquent unless the loan is well-secured and in process of collection. The following table presents the recorded investment in commercial and consumer loans, excluding PPP loans, based on payment activity as of September 30, 2022 and 2021 (in thousands): Commercial Consumer September 30, 2022 Performing $ 2,015,584 $ 903,644 Nonperforming 45,352 31,084 Total $ 2,060,936 $ 934,728 Commercial Consumer September 30, 2021 Performing $ 1,068,933 $ 631,119 Nonperforming 13,283 8,631 Total $ 1,082,216 $ 639,750 Purchased Credit Impaired Loans The Company has purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of the loans is as follows (in thousands): 2022 2021 Carrying amount, net of allowance of $419 and $50 $ 8,120 $ 12,033 Purchased credit impaired loans purchased during the years ended September 30, 2022 and 2021, for which it was probable at acquisition that all contractually required payments would not be collected, were not material. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 28 NOTE 3 – PREMISES AND EQUIPMENT, NET A schedule of premises and equipment at September 30, 2022 and 2021, is as follows (in thousands): 2022 2021 Leasehold improvements $ 1,719 $ 1,785 Furniture and fixtures 1,806 2,181 Office equipment 6,389 7,099 Land 6,207 6,207 Buildings and building improvements 29,859 29,797 Aircraft 10,390 10,390 Software 37,136 7,163 Internal use software – work in progress 20,915 19,491 Building - work in progress - 3,369 Accumulated depreciation (22,682) (14,432) Premises and equipment, net $ 91,739 $ 73,050 Depreciation expense was $11.4 million and $4.0 million for the years ended September 30, 2022 and 2021, respectively. NOTE 4 – INTANGIBLE ASSETS FSG owns a Small Business Loan Company (SBLC) license and is authorized to make government guaranteed loans under the Small Business Administration 7(a) Business Loan program. FSG evaluates the intangible asset annually for impairment on September 30. As of and for the years ending September 30, 2022 and 2021 there has been no impairment of this intangible asset. No amortization expense was recorded on the license as of September 30, 2022, as it is considered to have an indefinite life. In December 2021, the Company acquired a 50% profit share in a consumer and commercial credit card portfolio for $25 million. The Company is accounting for this as a customer-related intangible asset subject to amortization on a straight-line basis over a weighted average amortizable life of 6 years. As of, and for the year ending, September 30, 2022 there has been no impairment of this intangible asset. NOTE 5 – LEASES Lessee Arrangements The Company enters into leases in the normal course of business primarily for financial centers, back-office operations locations, business, and information technology equipment. Certain lease agreements contain renewal options which are considered in the determination of the lease term if they are deemed reasonably certain to be executed. The Company’s leases do not include residual value guarantees or covenants. The Company includes lease extension and termination options in the lease term if, after considering relevant economic factors, it is reasonably certain the Company will exercise the option. The Company has elected not to recognize leases with original lease terms of 12 months or less (short-term leases) on the Company’s balance sheet. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 29 NOTE 5 – LEASES (Continued) Lessee Arrangements (Continued) Leases are classified as operating and finance leases at the lease commencement date. Lease expense for operating leases and short-term leases is recognized on a straight-line basis over the lease term. Right- of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are estimated based on the present value of future lease payments discounted using the Company’s incremental secured borrowing rates as of the commencement date of the lease. Right-of-use assets and lease liabilities by lease type, and the associated balance sheet classifications are as follows at September 30 (in thousands): Balance Sheet Classification 2022 2021 Right of use assets: Operating leases Other assets $ 7,524 $ 3,557 Finance leases Premises and equipment, net 917 1,310 Total right-of-use assets $ 8,441 $ 4,867 Lease liabilities: Operating leases Lease liabilities $ 7,629 $ 3,663 Finance leases Lease liabilities 1,290 1,745 Total lease liabilities $ 8,919 $ 5,408 Lease Expense The components of total lease cost for the period ending were as follows for the year ended September 30 (in thousands): 2022 2021 Finance lease cost: Amortization of right-of-use assets $ 393 $ 393 Interest on lease liabilities 77 99 Operating lease cost 1,188 1,062 Short-term lease cost 253 35 Variable lease cost 251 267 Total lease cost $ 2,162 $ 1,856 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 30 NOTE 5 – LEASES (Continued) Lease obligations Future undiscounted lease payments for finance and operating leases with initial terms for one year or more as of September 30, 2022 are as follows (in thousands): Finance Operating Lease Leases 2023 $ 548 $ 2,274 2024 564 1,458 2025 263 1,373 2026 - 1,337 2027 - 1,351 Thereafter - 408 Total undiscounted lease payments 1,375 8,201 Less: imputed interest (85) (572) Net lease liabilities $ 1,290 $ 7,629 Supplemental Lease Information at September 30 (dollars in thousands) 2022 2021 Finance lease weighted average remaining lease term (years) 2 3 Finance lease weighted average discount rate 5.0% 5.0% Operating leases weighted average remaining lease term (years) 5 5 Operating leases weighted average discount rate 3.0% 4.0% Cash paid for amounts included in the measurement of lease liabilities Operating cash flows from operating leases $ 912 $ 868 Operating cash flows from finance lease 77 99 Financing cash flows from finance lease 454 417 Right-of-use assets obtained in exchange for new operating lease liabilities $ 5,964 $ 242 Decreases to right-of-use assets resulting from remeasurement of lease obligations for operating lease liabilities 1,087 - Material lease entered into, but not yet on the balance sheet As of September 30, 2022, the Company had entered into an additional lease which had not yet commenced and is therefore not included in the right-of-use asset or the operating lease liability. This operating lease is expected to commence during the Company’s fiscal year ended September 30, 2023 with a lease term of 10 years. Estimated future lease commitments for this lease are $6.3 million.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 31 NOTE 6 – ESTIMATED LOAN SUBSTITUTIONS AND PREPAYMENTS The following table presents the activity in the estimated loan substitutions and prepayments during the years ended September 30, 2022 and 2021 (in thousands): 2022 2021 Estimated loan substitutions and prepayments: Beginning balance $ 231,435 $ 256,268 Provision for (credit from) estimated loan substitutions and prepayments, included in gain on loan sales (60,370) (76,930) Loan sales 291,349 225,332 Expenses incurred (192,101) (173,235) Total ending estimated loan substitutions and prepayments $ 270,313 $ 231,435 Expenses incurred include expenses from repurchase or substitution of defaulted loans, prepayment of loans, and expenses incurred from investors claiming restricted assets, a portion of these expenses incurred are attributable to the COVID-19 pandemic. The estimated loan substitutions and prepayments is subject to total outstanding and sold loans of $5.1 billion and $4.1 billion as of September 30, 2022 and 2021, respectively. The following table presents the activity in gain on loan sales, net during the years ended September 30, 2022 and 2021 (in thousands): 2022 2021 Gain on loan sales, gross $ 747,713 $ 542,259 Increase in estimated loan substitutions and prepayments from sale of loans (291,349) (225,332) (Provision for) credit from estimated loan substitutions and prepayments 60,370 76,930 Gain on loan sales, net $ 516,734 $ 393,857 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 32 NOTE 7 – SECURED BORROWINGS Loans transferred to investors (including Pinnacle Bank) that do not meet the requirements of sale treatment are carried at principal value net of allowance for loans losses and net of deferred loan fees on the balance sheet with an offsetting liability classified as a secured borrowing, which represents the investors’ interest. The Company and investors share in the interest income and principal losses based on an agreed percentage. The investors service the loans and remit the Company its share of the borrowers’ payment. The secured borrowing itself is repaid as the related asset is repaid to the Company. As of September 30, 2022, and 2021, loans transferred to investors that do not meet the requirements of sale treatment are $719.4 million and $582.6 million, respectively. TL1 has a term loan agreement with a financial institution in the amount of $18.8 million. This agreement was subsequently amended in November 2019 and April 2022. This term loan agreement accrues interest at a rate of 6.2% and has a maturity date of October 2023. This loan is collateralized by $7.1 million in loans held for investment as of September 30, 2022. RC1 has a revolving line of credit agreement with a financial institution in the amount of $15 million. This agreement was subsequently amended in November 2019. This revolving credit agreement accrues interest at a rate of 5.25% and has a maturity date of November 2022. This line is collateralized by $6.3 million in loans held for investment as of September 30, 2022. RC2 has a revolving line of credit agreement with a financial institution in the amount of $30 million. This revolving credit agreement accrues interest at a rate of 4.5% and has a maturity date of April 2023. The line is collateralized by $7.4 million in loans held for investment as of September 30, 2022. In November 2019, the Company transferred certain loans to BHG Funding, which did not meet the requirements of sale treatment. The Company entered into a credit facility agreement (the “Credit Facility”) with Credit Suisse Securities USA (“Credit Suisse”) which is secured by the loans transferred to BHG Funding 01. This agreement was subsequently amended in December 2019, February 2020, March 2020, May 2020, January 2021, July 2021, January 2022 and April 2022. The Credit Facility permits the Company to borrow up to $200 million in two different tranches (i.e. Class A Tranche and Class B Tranche), bearing interest at Daily/90 LIBOR and has a maturity date of May 2024. At September 30, 2022 and 2021, the Company had no outstanding borrowings on this facility and as such, there were no loans pledged against this facility FSG has a credit facility (the “PPPLF”) with the Federal Reserve Bank in conjunction with the PPP. Available borrowings are equal to the outstanding balance of PPP loans. Advancements are collateralized by all PPP loans, which are included in Paycheck Protection Program loans. The PPPLF accrues interest at a fixed rate of 35 basis points. The PPPLF will mature on the earlier of the maturity date or the date of loan forgiveness reimbursement of the collateral. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 33 NOTE 7 – SECURED BORROWINGS (Continued) In July 2020, the Company transferred certain loans to BHG Securitization Funding, which did not meet the requirements of sale treatment. Next, BHG Securitization Funding transferred the loans to Bankers Healthcare Group Securitization Trust 2020-A in exchange for notes indirectly backed by the respective loans by way of an equity interest in Bankers Healthcare Group Grantor Trust 2020-A. Both of these subsequent transfers also did not meet the requirements for sale treatment. The asset backed notes are secured by ownership certificates in Bankers Healthcare Group Securitization Trust 2020-A, which owns a 100% ownership interest in Bankers Healthcare Group Grantor Trust 2020-A, which ultimately holds the respective loans. The asset backed notes are issued in three different tranches (i.e. Class A Notes, Class B Notes and Class C Notes), bearing interest at a fixed rate of 2.56%, 3.59%, 5.17%, respectfully. The Company paid a one-time non-refundable upfront underwriting fee of $1.5 million and certain other costs related to the issuance of the Notes. Effective July 27, 2020, BHG Securitization Funding sold the asset backed notes to Credit Suisse in exchange for $147.2 million, with the Company retaining 50.36% of the Class C Notes and the residual interest in the underlying loans. These Class C Notes were subsequently sold effective May 11, 2021. In total, $95.1 million and $132.3 million in gross loans were pledged as collateral to the securitization as of September 30, 2022 and 2021, respectively, and are included in loans pledged, net of allowance on the consolidated balance sheets. In May 2021, the Company transferred certain loans to BHG Securitization Funding, which did not meet the requirements of sale treatment. Next, BHG Securitization Funding transferred the loans to BHG Securitization Trust 2021-A in exchange for notes indirectly backed by the respective loans by way of an equity interest in BHG Grantor Trust 2021-A. Both of these subsequent transfers also did not meet the requirements for sale treatment. The asset backed notes are secured by ownership certificates in BHG Securitization Trust 2021-A, which owns a 100% ownership interest in BHG Grantor Trust 2021-A, which ultimately holds the respective loans. The asset backed notes are issued in three different tranches (i.e. Class A Notes, Class B Notes and Class C Notes), bearing interest at a fixed rate of 1.42%, 2.79%, 3.69%, respectfully with the Company retaining the residual interest. The Company paid a one-time non-refundable upfront underwriting fee of $4.0 million and certain other costs related to the issuance of the Notes. Effective May 7, 2021, BHG Securitization Funding sold the asset backed notes to Credit Suisse in exchange for $348.7 million. In total, $264.5 million and $346.5 million in gross loans were pledged as collateral to the securitization as of September 30, 2022 and 2021, respectively, and are included in loans pledged, net of allowance on the consolidated balance sheets. In September 2021, the Company transferred certain loans to BHG Securitization Funding, which did not meet the requirements of sale treatment. Next, BHG Securitization Funding transferred the loans to BHG Securitization Trust 2021-B in exchange for notes indirectly backed by the respective loans by way of an equity interest in BHG Grantor Trust 2021-B. Both of these subsequent transfers also did not meet the requirements for sale treatment. The asset backed notes are secured by ownership certificates in BHG Securitization Trust 2021-B, which owns a 100% ownership interest in BHG Grantor Trust 2021-B, which ultimately holds the respective loans. The asset backed notes are issued in five different tranches (i.e. Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes), bearing interest at a fixed rate of 0.9%, 1.67%, 2.24%, 3.17% and 4.55%, respectfully with the Company retaining the residual interest. The Company paid a one-time non-refundable upfront underwriting fee of $3.6 million and certain other costs related to the issuance of the Notes. Effective September 22, 2021, BHG Securitization Funding sold the asset backed notes to Credit Suisse in exchange for $371.9 million. In total, $315.9 million and $396.2 million in gross loans were pledged as collateral to the securitization as of September 30, 2022 and 2021, respectively, and are included in loans pledged, net of allowance on the consolidated balance sheets. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 34 NOTE 7 – SECURED BORROWINGS (Continued) In February 2022, the Company transferred certain loans to BHG Securitization Funding, which did not meet the requirements of sale treatment. Next, BHG Securitization Funding transferred the loans to BHG Securitization Trust 2022-A in exchange for notes indirectly backed by the respective loans by way of an equity interest in BHG Grantor Trust 2022-A. Both of these subsequent transfers also did not meet the requirements for sale treatment. The asset backed notes are secured by ownership certificates in BHG Securitization Trust 2022-A, which owns a 100% ownership interest in BHG Grantor Trust 2022-A, which ultimately holds the respective loans. The asset backed notes are issued in five different tranches (i.e. Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes), bearing interest at a fixed rate of 1.71%, 2.7%, 3.08%, 3.56% and 4.3%, respectfully with the Company retaining the residual interest. The Company paid a one-time non-refundable upfront underwriting fee of $4.4 million and certain other costs related to the issuance of the Notes. Effective February 9, 2022, BHG Securitization Funding sold the asset backed notes to Credit Suisse in exchange for $492.4 million. In total, $446.2 million in gross loans were pledged as collateral to the securitization as of September 30, 2022 and are included in loans pledged, net of allowance on the consolidated balance sheets. In June 2022, the Company transferred certain loans to BHG Securitization Funding, which did not meet the requirements of sale treatment. Next, BHG Securitization Funding transferred the loans to BHG Securitization Trust 2022-B in exchange for notes indirectly backed by the respective loans by way of an equity interest in BHG Grantor Trust 2022-B. Both of these subsequent transfers also did not meet the requirements for sale treatment. The asset backed notes are secured by ownership certificates in BHG Securitization Trust 2022-B, which owns a 100% ownership interest in BHG Grantor Trust 2022-B, which ultimately holds the respective loans. The asset backed notes are issued in five different tranches (i.e. Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes), bearing interest at a fixed rate of 3.75%, 4.84%, 5.39%, 6.69% and 6.36%, respectfully. The Company paid a one-time non-refundable upfront underwriting fee of $2.4 million and certain other costs related to the issuance of the Notes. Effective June 8, 2022, BHG Securitization Funding sold the asset backed notes to Credit Suisse in exchange for $261.4 million, with the Company retaining 5% each of the Class A, B, C, and D notes and 100% of the Class E Notes and the residual interest in the underlying loans. In total, $302.9 million in gross loans were pledged as collateral to the securitization as of September 30, 2022 and are included in loans pledged, net of allowance on the consolidated balance sheets. In September 2022, the Company transferred certain loans to BHG Securitization Funding, which did not meet the requirements of sale treatment. Next, BHG Securitization Funding transferred the loans to BHG Securitization Trust 2022-C in exchange for notes indirectly backed by the respective loans by way of an equity interest in BHG Grantor Trust 2022-C. Both of these subsequent transfers also did not meet the requirements for sale treatment. The asset backed notes are secured by ownership certificates in BHG Securitization Trust 2022-C, which owns a 100% ownership interest in BHG Grantor Trust 2022-C, which ultimately holds the respective loans. The asset backed notes are issued in five different tranches (i.e. Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes), bearing interest at a fixed rate of 5.32%, 5.93%, 6.56%, 7.85% and 9.73%, respectfully. The Company paid a one-time non-refundable upfront underwriting fee of $3.6 million and certain other costs related to the issuance of the Notes. Effective September 29, 2022, BHG Securitization Funding sold the asset backed notes to Credit Suisse in exchange for $391.2 million, with the Company retaining 5% each of all classes of notes and the residual interest in the underlying loans. In total, $443.5 million in gross loans were pledged as collateral to the securitization as of September 30, 2022 and are included in loans pledged, net of allowance on the consolidated balance sheets.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 35 NOTE 7 – SECURED BORROWINGS (Continued) Secured borrowings at September 30, 2022 and 2021 consist of the following (in thousands): 2022 2021 Loans transferred to investors, not meeting sale treatment $ 719,438 $ 582,604 Borrowings under a term loan facility, maturing on October 18, 2023 6,512 9,824 Borrowings under revolving credit facilities 12,550 18,468 Borrowings under the credit facility from Credit Suisse, due May 2024 - - Borrowings under the credit facility with the Federal Reserve Bank for PPP loans 10,879 53,825 Borrowings under Bankers Healthcare Group Securitization Trust 2020-A, maturing on September 17, 2031 Class A Notes 36,928 68,889 Class B Notes 22,610 22,610 Class C Notes 23,770 23,770 Borrowings under BHG Securitization Trust 2021-A, maturing on November 17, 2033 Class A Notes 172,752 257,794 Class B Notes 43,130 43,130 Class C Notes 14,620 14,620 Borrowings under BHG Securitization Trust 2021-B, maturing on October 17, 2034 Class A Notes 148,195 241,000 Class B Notes 72,000 72,000 Class C Notes 50,600 50,600 Class D Notes 8,400 8,400 Borrowings under BHG Securitization Trust 2022-A, maturing on February 20, 2035 Class A Notes 222,309 - Class B Notes 99,000 - Class C Notes 74,000 - Class D Notes 8,750 - Class E Notes 21,750 - Borrowings under BHG Securitization Trust 2022-B, maturing on June 18, 2035 Class A Notes 93,350 - Class B Notes 73,468 - Class C Notes 52,090 - Class D Notes 28,303 - Borrowings under BHG Securitization Trust 2022-C, maturing on October 17, 2035 Class A Notes 165,134 - Class B Notes 95,270 - Class C Notes 84,683 - Class D Notes 15,878 - Class E Notes 30,267 - Total secured borrowings 2,406,636 1,467,534 Less: Unamortized debt issuance costs on the borrowings (18,639) (9,342) Secured borrowings, net of unamortized debt issuance costs $ 2,387,997 $ 1,458,192 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 36 NOTE 7 – SECURED BORROWINGS (Continued) Debt issuance costs have been presented as a direct reduction of the Company’s secured borrowings in the consolidated balance sheets and are amortized into the income statement. A total of $18.6 million and $9.3 million of debt issuance costs remain to be amortized as of September 30, 2022 and 2021, respectively. Amortization of the debt issuance costs of $2.3 million and $1.2 million was charged to secured borrowings interest expense for the years ended September 30, 2022 and 2021, respectively. NOTE 8 – NOTES PAYABLE In March 2020, 3700 Lakeside entered into a mortgage agreement in connection with the purchase of the Miramar, Florida property and facilities. The mortgage was subsequently amended in March 2021 and September 2022. The mortgage bears interest at 30-day LIBOR plus 214 basis points (5.28% as of September 30, 2022) with monthly payments of principal and interest through March 2030. The mortgage is subject to an interest rate swap agreement (see Note 13). The mortgage note is collateralized by the Miramar, Florida property and facilities. Interest expense was $731,000 and $751,000 for the years ended September 30, 2022 and 2021, respectively and is included in interest expense. Also, in March 2020, in addition to the mortgage, 3700 Lakeside established a revolving line of credit with the same financial institution to finance additional construction on the facilities, in the amount of $10 million. This line of credit was cancelled effective September 30, 2022, there were no outstanding borrowings on this line of credit as of September 30, 2021. These credit agreements contain covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2022 and 2021. In March 2021, Stratosphere Holdings entered into a term note payable agreement in connection with the purchase of an aircraft bearing interest at 2.57% with monthly payments of principal and interest through March 2026. The term note is collateralized by the aircraft. Interest expense was $233,000 and $130,000 for the years ended September 30, 2022 and 2021, respectively, and is included in interest expense. In June 2021, the Company established a revolving line of credit with a financial institution in the amount of $350 million. The line of credit agreement was subsequently amended in December 2021 and June 2022 to increase the borrowing limit to $750 million. There was $595 million and $245 million outstanding as of September 30, 2022 and 2021, respectively. This line of credit accrues interest at one-month SOFR plus 2.00% per annum (4.98% as of September 30, 2022) and will mature on June 30, 2025. This line of credit is collateralized by all assets of the Company. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2022 and 2021. Interest expense was $10.7 million and $641,000 for the years ended September 30, 2022 and 2021, respectively, and is included in interest expense. In September 2021, the Company established a revolving line of credit with a financial institution in the amount of $35 million. The revolving line of credit was subsequently converted into a term note payable in January 2022. The term note is subject to an interest rate swap agreement (see Note 13). There was $33.2 and $35 million outstanding as of September 30, 2022 and 2021, respectively. This term note accrues interest at 30-day LIBOR plus 265 basis points (5.79% as of September 30, 2022) and will mature on December 31, 2031. This term note is collateralized by all assets of the Company. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2022 and 2021. Interest expense was $1.2 million for the year ended September 30, 2022 and is included in interest expense. There was no interest expense for the year ended September 30, 2021. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 37 NOTE 8 – NOTES PAYABLE (Continued) In December 2021, the Company established an unsecured revolving line of credit with a financial institution in the amount of $50 million. There was nothing outstanding as of September 30, 2022. This line of credit accrues interest at one-month SOFR plus 3.00% per annum (5.98% as of September 30, 2022) and will mature on December 17, 2024. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the year ended September 30, 2022. Interest expense was $174,000 for the year ended September 30, 2022, and is included in interest expense. Notes payable consists of the following at September 30 (in thousands): 2022 2021 Revolving lines of credit $ 595,000 $ 245,000 Term notes payable 41,473 9,707 Mortgage payable 20,511 21,097 Total notes payable 656,984 278,804 Less: Unamortized debt issuance costs on the borrowings (284) (328) Notes payable, net of unamortized debt issuance costs $ 656,700 $ 275,476 The scheduled maturities of notes payable outstanding at September 30, 2022 are as follows (in thousands): 2023 $ 4,979 2024 5,164 2025 600,367 2026 7,948 2027 4,204 Thereafter 34,322 Total notes payable $ 656,984 NOTE 9 – VARIABLE INTEREST ENTITIES The Company determined that BHG Funding is a VIE. The Company serves as the servicer of this entity, has the power to make significant decisions impacting the performance of the entity and holds a significant variable interest in the entity. The Company has also provided credit enhancement to the lenders of BHG Funding. Therefore, the Company consolidates this entity in the consolidated financial statements. The Company determined that RC1, RC2, and TL1 are VIEs. The Company is the servicer of these entities, has the power to make significant decisions impacting the performance of the entities and holds a significant variable interest in the entities. Therefore, the Company consolidates these entities in the consolidated financial statements. The Company determined that the ABS Entities are VIEs. The Company is the servicer of these entities, has the power to make significant decisions impacting the performance of the entities and holds a significant variable interest in the entities. In addition, the Company has the obligation to absorb losses and the rights to receive benefits from the ABS Entities, both of which could be potentially significant to the Company. These types of securitization structures are treated as secured financings, in which the receivables remain on the consolidated balance sheet, and the debt issued by the ABS entities is shown as secured borrowings on the consolidated balance sheets. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 38 NOTE 9 – VARIABLE INTEREST ENTITIES (Continued) All VIE assets are restricted from being sold or pledged as collateral. The cash flows from these assets are the only source used to pay down the associated liabilities, which are non-recourse to the Company. Recourse to the Company by holders of the asset-backed securities and by the trust, for failure of the obligors to make payments on a timely basis, is limited to the assets included in the securitization and the Company’s retained interests in the securitization. The following table presents information on assets and liabilities related to VIEs consolidated by the Company as of September 30 (in thousands): September 30, 2022 BHG RC1, RC2 ABS Funding TL1 Entities Total Assets Cash and cash equivalents $ 2,771 $ 2,152 $ 63,619 $ 68,542 Loans, net of allowance for loan losses - 19,295 - 19,295 Loans pledged, net of allowance for loan losses - - 1,716,947 1,716,947 Accrued interest receivable - 135 12,235 12,370 Intercompany receivables1 3,086 - - 3,086 Other assets 512 15 - 527 Total assets $ 6,369 $ 21,597 $ 1,792,801 $ 1,820,767 Liabilities Secured borrowings , net of unamortized debt issuance costs $ - $ 19,059 $ 1,638,621 $ 1,657,680 Intercompany payables1 4,914 63 233,274 238,251 Accrued expenses and other liabilities 15 - 1,072 1,087 Total liabilities $ 4,929 $ 19,122 $ 1,872,967 $ 1,897,018 September 30, 2021 BHG RC1, RC2 ABS Funding TL1 Entities Total Assets Cash and cash equivalents $ 4,440 $ 2,152 $ 25,428 $ 32,020 Loans, net of allowance for loan losses - 29,280 - 29,280 Loans pledged, net of allowance for loan losses - - 810,678 810,678 Accrued interest receivable - 205 5,543 5,748 Intercompany receivables1 936 - - 936 Other assets 266 65 - 331 Total assets $ 5,642 $ 31,702 $ 841,649 $ 878,993 Liabilities Secured borrowings , net of unamortized debt issuance costs $ - $ 28,253 $ 793,511 $ 821,764 Accounts payable 4 - - 4 Intercompany payables1 3,160 63 61,289 64,512 Accrued expenses and other liabilities - - 392 392 Total liabilities $ 3,164 $ 28,316 $ 855,192 $ 886,672 1Intercompany receivables and payables are eliminated in consolidation.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 39 NOTE 10 – RELATED PARTY TRANSACTIONS The Company has an agreement with a related party to conduct broker transactions and facilitate sales and marketing on behalf of the Company. The expense amounted to $8.3 million and $6.4 million for the years ended September 30, 2022 and 2021, respectively, and has been included in professional services on the consolidated statements of income. The Company leases three properties from related parties. One office building is leased from Crawford & Castro Properties, LLC, another building is leased from Broward Business Center, LLC and a parking lot is leased from Broward Business Center II, LLC. All three related parties are owned by two members of the Company’s Board of Directors. The expense amounted to $1.4 million for both the years ended September 30, 2022 and 2021. The Company provided marketing and sales activities for BHG MC Services, LLC (“MC Services”), a credit card origination company and Pinnacle Bank, which was the credit card issuer of BHG branded credit cards. MC Services originated credit cards for the Company’s borrowers, established the reserve for loan losses, provided software, regulatory compliance, and other services for the credit card portfolio. The Company received the benefit of branding from having its name on credit cards issued and was able to market credit card holders for its loan products. MC Services is owned by two members of the Company’s Board of Directors and two Company executives. In December 2021, the Company acquired a 50% profit share in a consumer and commercial credit card portfolio for $25 million from MC Services. As of September 30, 2022, the remaining 50% profit share in the portfolio was owned by Pinnacle Bank. The Company partners with Pinnacle Bank, one of the Company’s stockholders, to facilitate loan originations as part of the Company’s AF portfolio. The Company purchases loans funded by Pinnacle Bank, which are included in loans held for sale at time of purchase. The Company purchased $247.9 million and $169.4 million of commercial loans and $723.2 million and $467.4 million of consumer loans for the years ending September 30, 2022 and 2021, respectively. The Company transfers loans to Pinnacle Bank that do not meet the requirements of sale treatment (see Note 7 for loans transferred to investors). Loans transferred to Pinnacle Bank that do not meet the requirements of sale treatment are $374.3 million and $270.6 million, as of September 30, 2022 and 2021, respectively, and are included in loans, net of allowance, on the consolidated balance sheet. The Company has cash on deposit at Pinnacle Bank of $352.2 million and $305.4 million as of September 30, 2022 and 2021, respectively, of which $14.2 million and $11.2 million was restricted. The Company engages Capital Collections Management, LLC (“CCM”), a nationally licensed collection agency, to collect on delinquent accounts. These accounts include all consumer borrowings, and any commercial borrowings that were originated by a third-party or are greater than 60 days past due. The fee paid is at, or below market rate and contingent on successful collection of payments from delinquent borrowers. The majority of CCM is owned by a member of the Company’s Board of Directors. The expense amounted to $7.9 million and $5.4 million for the years ended September 30, 2022 and 2021, respectively, and has been included in portfolio expenses on the consolidated statements of income. The Company also reimburses CCM for legal expenses incurred relating to their collection efforts. The expense amounted to $5.3 million and $4.0 million for the years ended September 30, 2022 and 2021, respectively, and has been included in professional services on the consolidated statements of income. The Company paid two related parties for business travel and flight expenses. The entities are owned by members of the Company’s Board of Directors. The expense amounted to $84,000 and $1.7 million for the years ended September 30, 2022 and 2021, respectively and has been included in other expenses on the consolidated statements of income. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 40 NOTE 11 – FAIR VALUE The Company used the following method and significant assumptions to estimate fair value: Interest rate swap derivative: The fair value of the Company’s interest rate swaps is obtained from a third-party pricing service and is determined using a discounted cash flow analysis of the derivatives. The pricing analysis is based on observable inputs for the contractual terms of the derivatives, including the period to maturity and interest rate curves (Level 2 inputs). The Company's consolidated financial statements include assets and liabilities that are measured based on their estimated fair values. Refer to Note 1- Nature of Operations and Summary of Significant Accounting Policies for information on the fair value hierarchy, valuation methodologies, and key inputs used to measure financial assets and liabilities recorded at fair value, as well as methods and assumptions used to estimate fair value disclosures for financial instruments not recorded at fair value in their entirety on a recurring basis. The following tables present the carrying amount and estimated fair value of financial instruments included in the consolidated financial statements. Assets and liabilities measured at fair value on a recurring basis are summarized below (in thousands): Fair Value Measurements Using: Quoted Prices Significant in Active Other Significant Markets for Observable Unobservable Identical Assets Inputs Inputs (Level 1) (Level 2) (Level 3) Total September 30, 2022 Financial assets Interest rate swap derivative $ - $ 6,154 $ - $ 6,154 September 30, 2021 Financial liabilities Interest rate swap derivative $ - $ 118 $ - $ 118 There are no assets or liabilities measured on a non-recurring basis. Fair Value of Financial Instruments: The carrying amounts and estimated fair values of financial instruments at September 30, 2022 and 2021, are as follows (in thousands): Fair Value Measurements at September 30, 2022 Using: Carrying Amount Level 1 Level 2 Level 3 Total Financial assets: Cash and cash equivalents $ 591,803 $ 591,803 $ - $ - $ 591,803 Loans, net 2,769,950 - - 2,982,550 2,982,550 Loans held for sale 437,602 - - 557,767 557,767 Accounts receivable 30,492 30,492 - - 30,492 Financial liabilities: Secured borrowings $ 2,387,997 $ - $ 2,374,360 $ - $ 2,374,360 Notes payable 656,700 - 653,444 - 653,444 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 41 NOTE 11 – FAIR VALUE (Continued) Fair Value Measurements at September 30, 2021 Using: Carrying Amount Level 1 Level 2 Level 3 Total Financial assets: Cash and cash equivalents $ 466,619 $ 466,619 $ - $ - $ 466,619 Loans, net 1,662,371 - - 1,746,796 1,746,796 Loans held for sale 164,719 - - 224,305 224,305 Accounts receivable 2,515 2,515 - - 2,515 Financial liabilities: Secured borrowings $ 1,458,192 $ - $ 1,448,520 $ - $ 1,448,520 Notes payable 275,476 - 274,903 - 274,903 The methods and assumptions, not previously presented, used to estimate fair values are described as follows: Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair values. Loans, net: Fair values of loans are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality impaired loans are valued at the lower of cost or fair value as described previously. Loans held for sale: The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors. These are considered Level 2 inputs. Accounts receivable: The fair values of accounts receivable approximates the carrying value as all receivables are short term in nature and deemed to be fully collectible. Secured borrowings: The fair values of the secured borrowings are estimated using either discounted cash flow analyses based on the contractual cash flows of the secured borrowing or current borrowing rates for similar types of borrowing arrangements, depending on the type of secured borrowing agreement. Notes payable: The fair values of the Company’s notes payable are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 (Continued) 42 NOTE 12 – POSTRETIREMENT PLANS 401(k) Plan: The Company sponsors a 401(k) benefit plan (the “Plan”). The Plan allows employee contributions up to the annual IRS limit. Effective January 1, 2020, the Plan was amended to provide a matching contribution on behalf of each participant in an amount equal to 100% of the participant contribution, up to 6% of their compensation. Prior to January 1, 2020, the Company made a Safe Harbor contribution of 3% of employee compensation for all eligible employees, and electively made a profit- sharing contribution of varying amounts on an annual basis. Expenses for years ended September 30, 2022 and 2021 were $4.5 million and $2.7 million, respectively, and have been included in salaries and employee benefits on the consolidated statements of income. Long-term Incentive (“LTI”) Plan: The Company adopted an LTI Plan effective January 2022. Through this plan, the Company may choose to provide equity-based incentives to selected employees, at the discretion of ownership. The awards may be in the form of Restricted Stock Units (“RSU”) or Stock Appreciation Rights (“SAR”). RSU are a right to receive cash and/or shares of Company stock (as determined by the Company) equal to the share value. SAR are a right to receive an amount of cash and/or Company stock (as determined by the Company) based upon the excess of the most recent share value preceding the date of exercise over the grant price. The fair value of the RSU’s and SAR’s was determined using the Black- Scholes model. Both RSU’s and SAR’s vest in equal annual installments over a three (3) year period beginning on the grant date, vesting is subject to continued employment through each applicable vesting date. RSU’s totaling $12.2 million and SAR’s totaling $4.1 million were outstanding as of September 30, 2022. Expenses for year ended September 30, 2022 were $3.5 million and have been included in salaries and employee benefits on the consolidated statement of income. NOTE 13 – DERIVATIVES The Company utilizes interest rate swap agreements as part of its asset liability management strategy to help manage its interest rate risk position. The notional amount of the interest rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements. Cash Flow Hedge: Interest rate swaps with notional amounts totaling $53.7 million and $21.1 million as of September 30, 2022 and 2021, were designated as cash flow hedges of certain notes payable (as disclosed in Note 8) and were determined to be effective during the periods presented. The Company expects the hedges to remain effective during the remaining term of the swaps. The Company presents derivative position gross on the consolidated balance sheets. The following table reflects derivatives recorded on the consolidated balance sheets as of September 30, 2022 and 2021 (dollars in thousands): 2022 2021 Notional Fair Notional Fair Amount Value Amount Value Included in accounts receivable: Derivatives designated as hedges: Interest rate swaps related to notes payable $ 53,667 $ 6,154 $ - $ - Included in accrued expenses and other liabilities: Derivative designated as a hedge: Interest rate swap related to note payable $ - $ - $ 21,097 $ (118)

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2022 and 2021 43 NOTE 13 – DERIVATIVES (Continued) The amount of gain from the Company’s cash flow hedge relationships recorded on the statement of comprehensive income during the years ended September 30, 2022 and 2021 was as follows (in thousands): 2022 2021 Derivatives: Interest rate swaps related to notes payable $ 6,272 $ 1,333 NOTE 14 – SUBSEQUENT EVENTS The Company established a revolving line of credit with a financial institution on November 1, 2022, in the amount of $250 million. This revolving line of credit will mature on November 1, 2025. The Company established a warehouse line of credit with a financial institution on November 2, 2022, in the amount of $300 million for the funding of certain receivables. This warehouse line of credit will mature on November 2, 2025. The Company established a term loan with a financial institution on November 8, 2022, in the amount up to $456 million for the funding of certain receivables. This term loan will mature on November 8, 2027.